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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form F-3 No. 333-136180) and related prospectus of JED Oil Inc. (the "Company") for the registration of 5,766,904 shares of its common stock and to the incorporation by reference therein of our report dated March 13, 2006 with respect to the consolidated financial statements of the Company incorporated by reference in Amendment No. 1 to its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


Calgary, Alberta
September 26, 2006

                                                    /s/ Ernst & Young LLP
                                                    ----------------------------
                                                    Chartered Accountants

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